Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 24, 2009 (this “Agreement”), between Assured Guaranty Ltd., a Bermuda company (the “Company”), and ACE Bermuda Insurance Ltd., a Bermuda company (“ACE”).

WHEREAS, ACE currently owns 19,157,401 common shares, par value $0.01 per share (the “Common Shares”), of the Company representing approximately 21% of the Company’s outstanding Common Shares; and

WHEREAS, the Company has entered into a purchase agreement, dated as of November 14, 2008 (the “Purchase Agreement”), among the Company, Dexia Holdings, Inc. and Dexia Credit Local S.A. pursuant to which the Company will acquire (the “Acquisition”) substantially all of the capital stock of Financial Securities Assurance Holdings Ltd. for consideration consisting of (i) $361 million in cash and (ii) up to 44,567,901 Common Shares; and

WHEREAS, the Company intends to finance the cash portion of the Acquisition through the issuance of additional Common Shares.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

1.1            Representation and Warranties of the Company. The Company represents and warrants to ACE as follows:

(a)             The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda.

(b)             The Company has the corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Company has been approved by all necessary corporate action on the part of the Company. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

1.2            Representations and Warranties of ACE. ACE hereby represents and warrants to the Company as follows:

(a)            ACE has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda.

(b)             ACE has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by ACE and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of ACE. This Agreement is a valid and binding obligation of ACE enforceable against ACE in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

ARTICLE II

VOTING AGREEMENT

2.1            Voting Agreement.

(a)             ACE agrees that, in the event the Common Shares owned by ACE at any time after consummation of the Acquisition represent more than 9.5% of the total number of outstanding Common Shares entitled to vote in an election of directors, the voting rights with respect to such Common Shares (the “Securities”) shall be reduced so that the voting rights with respect to all such Common Shares will constitute less than 9.5% of the voting power of all issued and outstanding Common Shares of the Company. The Company’s Board of Directors shall apply the principles set forth in Bye-Laws 49-53 of the Company’s Bye-laws in making the adjustment described in this Section 2.1. For the avoidance of doubt, in applying the provisions of this Section 2.1 and Bye-Laws 49-53, a share may carry a fraction of a vote.

(b)             ACE agrees to provide such information as the Company’s Board of Directors may reasonably request for the purpose of making the adjustments required under paragraph (a) above.

ARTICLE III

MISCELLANEOUS

3.1             Termination. This Agreement shall automatically terminate and have no further force or effect upon the earlier of (i) the date upon which the Purchase Agreement is terminated in accordance with its terms and (ii) the date the Securities represent less than 9.5% of the Common Shares outstanding. At any such time, ACE may request the Company to confirm in writing that this Agreement has terminated and, upon such request, the Company shall so confirm such termination.

3.2             Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

3.3             Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

3.4            Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Islands of Bermuda.

3.5            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

3.6             Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other must be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)       If to ACE:

ACE Bermuda Insurance Ltd.

c/o ACE Limited

17 Woodbourne Avenue

Hamilton, HM 08 Bermuda

Attention: Robert F. Cusumano, Esq.

Facsimile: (441) 296-7799

(b)      If to the Company:

Assured Guaranty Ltd.

30 Woodbourne Street

Hamilton. HM 08 Bermuda.

Attn: James M. Michener, Esq.

Facsimile: (441) 296-1083

3.7            Entire Agreement, Etc. This Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. The parties acknowledge that ACE has entered into a voting agreement, dated as of November 14, 2008, with the Company and nothing in this Agreement shall, or shall be deemed to limit or supersede ACE’s obligations under such Agreement.

3.8            Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

3.9             No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit right or remedies.

[Signatures appear on next page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

ASSURED GUARANTY LTD.

By:	/s/ JAMES M. MICHENER
Name: James. M. Michener
Title: General Counsel and Secretary

ACE BERMUDA INSURANCE LTD.

By:	/s/ ROBERT F. CUSUMANO
Name: Robert F. Cusumano
Title: General Counsel, ACE Limited